UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011 (February 9, 2011)

WES Consulting, Inc.
(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive
Atlanta, GA 30360
 (Address of Principal Executive Offices)

(770) 246-6400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2011, the Board of Directors of WES Consulting, Inc. (the “Company”) elected Fyodor Petrenko, age 43, as a Director of the Company, which filled an existing vacancy on the Board. Mr. Petrenko will continue to serve in his position as Executive Vice President for the Company.

As previously reported on a Current Report on Form 8-K filed on February 2, 2011 in connection with the acquisition of Web Merchants, Inc. (“WMI”) on January 27, 2011, the Board of Directors appointed Mr. Petrenko as Executive Vice President.  Mr.Petrenko co-founded WMI in 2002 and has served as its President since then.  Prior to then, Mr. Petrenko was the head of investment banking with Media-Most, an international multimedia holding company based in Russia.  Mr. Petrenko holds a PhD in Physics from Moscow State University and MS degree in Finance from CUNY (Baruch).

Voting Rights Agreement

January 27, 2011, the Company’s President and CEO, Louis Friedman, entered into a Voting Rights Agreement with the Company and Fyodor Petrenko.  Pursuant to the terms of the Voting Rights Agreement, while Mr. Petrenko and Mr. Friedman own 50% or more of their current holdings, the other party agrees to vote for the election of the other to the Company’s Board of Directors and to elect certain other mutually agreed upon nominees to the Board.  Furthermore, they are prevented, in their capacities as directors and shareholders, from acting on certain transactions without the affirmative vote of the other.

The foregoing description of the Voting Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Rights Agreement which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed on February 2, 2011, the terms of which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 18, 2011, the Company filed an Article of Amendment to its Articles of Incorporation, effective February 9, 2011, to increase the number of shares of capital stock to 185,000,000 of which 10,000,000 shares shall be designated Preferred Stock, $0.0001 par value.  A copy of the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference. In addition, the Company filed a Certificate of Designation to create a class of preferred stock titled Series A Convertible Preferred Stock.  A copy of the Designation of Rights and Preferences of Series A Convertible Preferred Stock of the Company is filed as Exhibit 4.1 hereto and incorporated herein by reference. These actions were both approved by the Board of Directors and a majority vote of the shareholders on October 20, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exh. No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of WES Consulting, Inc.
4.1	Designation of Rights and Preferences of Series A Convertible Preferred Stock of WES Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc. (Registrant)

Date: February 22, 2011	By:	/s/ Louis S. Friedman
Louis S. Friedman Chief Executive Officer and President